Exhibit 99.1

Cirque Energy Announces New Trading Symbol: “CRQE” Effective July 1, 2015

MIDLAND, Mich.—(BUSINESS WIRE)—Cirque Energy, Inc. (OTC Pink: EWRL) today announced that, following approval from the Financial Industry Regulatory Authority (FINRA), its common stock will begin trading under the ticker symbol “CRQE” effective July 1, 2015. Additionally, all FINRA, OTC and other stock exchange references to its predecessor corporate entity, Green Energy Renewables Solutions, Inc., will change to Cirque’s legal name of incorporation, Cirque Energy, Inc.

These changes do not require any action by Cirque’s existing stockholders.

About Cirque Energy, Inc.

As an energy services company, Cirque Energy, Inc. is focused on the generation and delivery of clean energy and energy efficient solutions, including combined heat and power projects, industrial cogeneration, waste-to-energy, biomass, natural gas, and building energy efficiency improvements. Cirque provides these services to a diverse client base, including industrial and commercial customers; municipalities, universities, schools, and hospitals; and federal, state and local clients. For more information, visit www.cirque-energy.com.

Forward-Looking Statements

This release may contain forward-looking statements relating to the business of Cirque. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on Cirque's current expectations and beliefs concerning future developments and their potential effects on Cirque. There is no assurance that future developments affecting Cirque will be those anticipated by Cirque. Cirque undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Cirque Energy, Inc.:

David Morgan

Chief Financial Officer

Phone: (989) 315-7830

davidm@cirque-energy.com

Stock Transfer Agent for Cirque Energy, Inc.:

Corporate Stock Transfer, Inc.

3200 Cherry Creek South Drive, Suite 430

Denver, Colorado 80209

Phone: (303) 282-4800